As filed with the Securities and Exchange Commission on June 2, 1999
                                                 Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                          HVIDE MARINE INCORPORATED
           (Exact Name of Registrant as Specified in Its Charter)

          Florida                                            65-0524593
 (State or Other Jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                       Identification Number)

                            2200 Eller Drive, P.O. Box 13038
                             Fort Lauderdale, Florida 33316
                        (Address of Principal Executive Offices)


                                  Amended and Restated
                       Board of Directors Stock Compensation Plan
                                (Full Title of the Plan)


                                  Robert B. Lamm, Esq.
                  Senior Vice President, General Counsel and Secretary
                            2200 Eller Drive, P.O. Box 13038
                             Fort Lauderdale, Florida 33316
                                     (954) 523-2200
              (Telephone Number, Including Area Code, of Agent For Service)


                                       Copy to:
                                Joseph S. Carlin, Esq.
                                  Dyer Ellis & Joseph
                            600 New Hampshire Avenue, N.W.
                                Washington, D.C.  20037

                          CALCULATION OF REGISTRATION FEE


       Title of securities              Amount to         Proposed maximum      Proposed maximum          Amount of
         to be registered             be registered        offering price      aggregate offering     registration fee
                                                            per share(1)            price(1)
Class A Common Stock, par value
$.001 per share...................        60,000               $1.01                 $60,600               $16.85
----------------------------------  ------------------  --------------------  --------------------- ---------------------



(1) Pursuant to Rule 457(c) and (h), the proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee, and are based upon the average high and low prices of the Class A Common Stock as reported by the Nasdaq Stock Market on June 1, 1999.

                                INTRODUCTION

                   REGISTRATION OF ADDITIONAL SECURITIES

      This Registration Statement on Form S-8 is filed by Hvide Marine Incorporated, a Florida corporation (the "Company"), to register an additional 60,000 shares of the Company's Class A Common Stock, par value $.001 per share, issuable from time to time under the Company's Amended and Restated Board of Directors Stock Compensation Plan and consists of only those items required by General Instruction E to Form S-8.


                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Pursuant to the general instructions for registration statements on Form S-8, Part 1 (information required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.


                                  PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Pursuant to the general instructions for registration statements on Form S-8, the contents of the Registration Statement on Form S-8 of the Company, relating to the Board of Directors Stock Compensation Plan, Registration Number 333-28949, filed with the Securities and Exchange Commission on June 9, 1997, are incorporated herein by reference.

Item 8.  Exhibits.

     5.1 Opinion of counsel as to the legality of securities being registered

     10.1     Amended and Restated Board of Directors Stock Compensation Plan

     23.1     Consent of Ernst & Young LLP

     23.2     Consent of Dyer Ellis & Joseph (included as part of Exhibit 5.1)

     24.1     Power of Attorney

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on the 2nd day of June, 1999.

                                     HVIDE MARINE INCORPORATED



                                    By:                    *
                                                  Jean Fitzgerald
                                       President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                              TITLE                               DATE

            *                       Chairman of the Board, President, Chief                June 2, 1999
-----------------------
Jean Fitzgerald                       Executive Officer and Director (principal
                                      executive officer)

            *                       Executive Vice President, Chief Financial              June 2, 1999
-----------------------
John H. Blankley                      Officer and Director (principal financial
                                      officer)

            *                       Controller (principal accounting officer)              June 2, 1999
-----------------------
John J. Krumenacker

            *                       Executive Vice President, Chief Operating              June 2, 1999
-----------------------
Eugene F. Sweeney                     Officer and Director

            *                       Director                                               June 2, 1999
-----------------------
Robert B. Calhoun, Jr.

            *                       Director                                               June 2, 1999
-----------------------
Gerald Farmer

            *                       Director                                                June 2, 1999
-----------------------
J. Erik Hvide



            *                       Director                                               June 2, 1999
-----------------------
John J. Lee

            *                       Director                                               June 2, 1999
-----------------------
Walter C. Mink

            *                       Director                                               June 2, 1999
-----------------------
Robert Rice

            *                       Director                                               June 2, 1999
-----------------------
Raymond B. Vickers

            *                       Director                                               June 2, 1999
-----------------------
Josiah O. Low III



*By:    /s/ JOSEPH S. CARLIN
            Joseph S. Carlin
             Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit                                                             Sequentially
Number                        Description of Document              Numbered Page

 5.1   Opinion of counsel as to the legality of securities being registered

10.1   Amended and Restated Board of Directors Stock Compensation Plan

23.1   Consent of Ernst & Young LLP

23.2   Consent of Dyer Ellis & Joseph (included as part of Exhibit 5.1)

24.1   Power of Attorney